UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2006
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification
of incorporation)		No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                    Entry into a Material Definitive Agreement.

Merger Agreement.  On September 22, 2006, GlobalSCAPE, Inc. and its wholly-owned subsidiary, GA Acquisition Corp., entered into an Agreement and Plan of Merger with Availl, Inc. and the stockholders of Availl pursuant to which GlobalSCAPE acquired all of the issued and outstanding shares of the capital stock of Availl.  The initial purchase price was $9.65 million of which $7.65 million was paid in cash and $2.0 million was payable in shares of GlobalSCAPE common stock.  The former Availl stockholders are also entitled to up to an additional $100,000 in cash depending upon the achievement of certain revenue targets for Availl for the third and forth quarters of 2006.

The full text of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Loan Agreement.  In order to finance the cash portion of the purchase price in the merger with Availl, GlobalSCAPE entered into a Loan and Security Agreement dated September 22, 2006 with Silicon Valley Bank.  The Loan Agreement provides for a $5.0 term loan and a $750,000 revolving credit facility.  GlobalSCAPE borrowed $5.0 million pursuant to the term loan on September 22, 2006.  The entire amount of the revolving credit facility remains available.

The term loan bears interest at 1.25% above the Bank’s prime rate and matures on September 22, 2009.  Interest and principal are payable in 36 equal monthly installments on the first day of each calendar month beginning October 1, 2006.  The term loan may be prepaid at anytime but if it is prepaid on or before December 31, 2006, GlobalSCAPE must pay the Bank a premium of $60,000.

Borrowings under the revolving credit facility bear interest at 1.00% above the Bank’s prime rate and mature on September 22, 2009.  Interest payments are due on the first day of each calendar month.

Both the term loan and the revolving credit facility are secured by substantially all of the assets of GlobalSCAPE and its subsidiaries including Availl.  The Loan Agreement contains customary covenants including covenants relating to maintaining legal existence and good standing, complying with applicable laws, delivery of financial statements, maintenance of inventory, payment of taxes, maintaining insurance, and protection of intellectual property rights.  GlobalSCAPE and its subsidiaries are also prohibited from selling any of their assets other than in the ordinary course of business, acquiring any other entities, changing the types of business they are engaged in, incurring indebtedness other than that permitted by the Loan Agreement, incurring any liens on their assets other than those permitted by the Loan Agreement, making certain investments or paying any dividends on, or acquiring, any shares of their capital stock.  The Loan Agreement contains two financial covenants GlobalSCAPE and its subsidiaries must maintain:

•                   a ratio of (A) EBITDA less the sum of (i) cash taxes paid and (ii) non-financed capital expenditures, to (B) the sum of (i) principal plus (ii) interest paid to Bank, of at least 1.50 to 1.00; and

•                   a ratio of total funded debt to EBITDA of not more than 2.00 to 1.00.

The loan agreement also contains customary events of default including the failure to make payments of principal and interests, the breach of principal and interests, the breach of any covenants, the occurrence of a material adverse change, certain bankruptcy and insolvency events, the breach of other agreements creating indebtedness of $50,000 or more and the entry of a judgment of $50,000 or more against GlobalSCAPE or any of its subsidiaries.

The full text of the Loan Agreement is attached as Exhibit 10.1 of this Current Report on Form 8-K.

Option Agreement.  On September 21, 2006, GlobalSCAPE announced the appointment of Phillip M. Renfro to its Board of Directors.  In connection with this appointment, GlobalSCAPE granted options to purchase shares of its common stock to Mr. Renfro as an inducement grant and also agreed to the payment of certain quarterly director’s fees.  See Item 5.02 below.

Item 2.01                                    Completion of Acquisition or Disposition of Assets.

See Item 1.01 for description of the Merger of Availl.

Item 2.03                                    Creation of the Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Loan and Security Agreement with Silicon Valley Bank.

Item 3.02                                    Unregistered Sales of Equity Securities.

In connection with the merger of Availl, GlobalSCAPE issued a total of 716,846 shares of its common stock to three former stockholders of Availl on September 22, 2006 pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

In connection with the appointment of Phillip M. Renfro to the Board of Directors, GlobalSCAPE granted options to purchase 20,000 shares of its common stock to Mr. Renfro on September 21, 2006 as an inducement grant.  See Item 5.02 below.

Item 5.02                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)          On September 21, 2006, GlobalSCAPE appointed Phillip M. Renfro as a director.  Mr. Renfro will also serve as the Chairman of GlobalSCAPE’s Audit Committee.  Mr. Renfro was awarded options to purchase 20,000 shares of GlobalSCAPE common stock at an exercise price of $3.14 per share as an inducement grant and will be paid a quarterly fee of $3,000 for serving as a member of the Board of Directors and $1,000 per quarter for serving as Chairman of the Audit Committee.

Item 7.01                                    Regulation FD Disclosure.

On September 22, 2006 GlobalSCAPE issued a press release announcing the appointment of Phillip M. Renfro as a director.

On September 25, 2006, GlobalSCAPE issued a press release announcing the completion of the merger with Availl and the Loan and Security Agreement with Silicon Valley Bank.

Copies of these press releases have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, these exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01                                    Financial Statements and Exhibits.

(a)                                Financial Statements of business acquired.

To be filed by amendment.  The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to its Current Report on Form 8-K no later than 75 calendar days after September 22, 2005.

(b)                                Pro Forma Financial Information.

To be filed by amendment.  The registrant hereby undertakes to file the financial information required to be filed in response to this item on an amendment to its Current Report on Form 8-K no later than 75 calendar days after September 22, 2005.

(d)                                Exhibits

2.1                                 Agreement and Plan of Merger dated September 22, 2006 by and among GlobalSCAPE, Inc., GA Acquisition Corp., Availl, Inc., Chuck Shavit, Ellen Ohlenbusch, Craig Randall, Ronald Lachman, Lachman Goldman Ventures LLC, and Chuck Shavit as Stockholders’ Representative.

10.1                           Loan and Security Agreement dated September 22, 2006, by and between GlobalSCAPE, Inc. and Silicon Valley Bank.

99.1                           Press Release dated September 22, 2006

99.2                           Press Release dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Charles R. Poole
Charles R. Poole, President and Chief
Executive Officer

Dated: September 27, 2006